                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                       November 1, 2000 (August 18, 2000)
                       ----------------------------------

                                  AMSURG CORP.
             (Exact Name of Registrant as Specified in its Charter)

                TENNESSEE                    000-22217           62-1493316
     (State or other jurisdiction of        (Commission       (I.R.S. employer
     incorporation or organization)        File Number)      identification no.)

        20 BURTON HILLS BOULEVARD
          NASHVILLE, TENNESSEE                                      37215
(Address of principal executive offices)                         (Zip code)



                                 (615) 665-1283
              (Registrant's Telephone Number, Including Area Code)



                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         This Form 8-K/A-1 includes the following financial information required to be filed pursuant to Item 7 (Financial Statements and Exhibits) of the Current Report on Form 8-K dated November 1, 2000.

(a)      Combined Financial Statements of Businesses Acquired and to be
         Acquired:

         1.       Independent Auditors' Report.

         2. Audited combined statement of net assets acquired and to be acquired as of December 31, 1999, and combined statement of revenues and operating expenses for the year then ended of PRG Surgery Centers, a division of Physicians Resource Group, Inc. The combined financial statements of PRG Surgery Centers present the net assets acquired and to be acquired by AmSurg Corp. and the related revenues and operating expenses, and are not intended to be a complete presentation of PRG Surgery Centers financial position and results of operations.

         3. Unaudited combined statement of net assets acquired and to be acquired as of June 30, 2000, and unaudited combined statements of revenues and operating expenses for the six months ended June 30, 1999 and 2000 of PRG Surgery Centers. The unaudited combined financial statements for PRG Surgery Centers present the net assets acquired and to be acquired by AmSurg Corp. and the related revenues and operating expenses, and are not intended to be a complete presentation of PRG Surgery Centers financial position and results of operations.

         4.       Notes to financial statements

(b)      Pro Forma Financial Information:

         1. Unaudited pro forma combined balance sheet of AmSurg Corp. as of June 30, 2000 and statements of earnings for the year ended December 31, 1999 and the six months ended June 30, 2000.

         2. Notes to unaudited pro forma combined balance sheet and statements of earnings.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
AmSurg Corp.
Nashville, Tennessee

We have audited the accompanying combined statement of net assets acquired and to be acquired of PRG Surgery Centers (the "Centers"), a division of Physicians Resource Group, Inc. ("PRG"), as of December 31, 1999 and the related combined statement of revenues and operating expenses for the year then ended, prepared pursuant to the sale of a majority ownership interest in the Centers to AmSurg Corp. under the purchase agreements described in Note 1(b). These financial statements are the responsibility of management of the Centers. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of net assets acquired and to be acquired and the related combined statement of revenues and operating expenses of the Centers were prepared solely to provide information about the net assets acquired and to be acquired and the revenues and operating expenses of the Centers and are not intended to be a complete presentation of the financial position and results of operations of the Centers in accordance with accounting principles generally accepted in the United States of America.

In our opinion, the accompanying combined financial statements present fairly, in all material respects, the net assets acquired and to be acquired of the Centers as of December 31, 1999, and the combined revenues and operating expenses of the Centers for the year then ended, pursuant to the sale of a majority ownership interest in the Centers to AmSurg Corp. under the purchase agreements described in Note 1(b), in conformity with accounting principles generally accepted in the United States of America.


DELOITTE & TOUCHE LLP


Nashville, Tennessee
October 25, 2000

       PRG SURGERY CENTERS (A DIVISION OF PHYSICIANS RESOURCE GROUP, INC.)
          COMBINED STATEMENTS OF NET ASSETS ACQUIRED AND TO BE ACQUIRED

                                                                    DECEMBER 31,   JUNE 30,
                                                                        1999         2000
                                                                     ----------   ----------
                                                                                  (UNAUDITED)
ASSETS

Current assets:
     Accounts receivable, net of contractual/uncollectible account allowances of $3,007,513 and $2,851,479 (unaudited),
        respectively .............................................   $3,103,620   $2,218,954
     Supplies inventory ..........................................      354,219      266,995
     Prepaid expenses ............................................       96,831      104,508
                                                                     ----------   ----------
              Total current assets ...............................    3,554,670    2,590,457

Property and equipment, net (note 2) .............................    1,342,235    1,127,058
                                                                     ----------   ----------

              Total assets .......................................    4,896,905    3,717,515
                                                                     ----------   ----------

LIABILITIES

Current liabilities:
     Accounts payable ............................................      364,380      390,443
     Accrued salaries and benefits ...............................      138,754       62,884
     Other accrued liabilities ...................................       35,327       32,185
                                                                     ----------   ----------
              Total current liabilities ..........................      538,461      485,512
                                                                     ----------   ----------
Commitments (note 3)

              Net assets acquired and to be acquired .............   $4,358,444   $3,232,003
                                                                     ==========   ==========









See accompanying notes to the combined financial statements.

       PRG SURGERY CENTERS (A DIVISION OF PHYSICIANS RESOURCE GROUP, INC.)
             COMBINED STATEMENTS OF REVENUES AND OPERATING EXPENSES

                                                         SIX MONTHS    SIX MONTHS
                                            YEAR ENDED      ENDED         ENDED
                                           DECEMBER 31,    JUNE 30,      JUNE 30,
                                              1999           1999          2000
                                           -----------   -----------   -----------
                                                         (UNAUDITED)   (UNAUDITED)
Revenues ...............................   $26,320,407   $13,123,372   $11,024,692

Operating expenses:
     Salaries and benefits .............     5,548,236     2,609,606     2,028,793
     Medical supply and drug expense ...     5,389,674     2,700,742     2,337,029
     Other operating expenses ..........     3,185,212     1,510,205     1,702,600
     Depreciation and amortization .....     3,367,887     1,507,870     1,183,053
                                           -----------   -----------   -----------
         Total operating expenses ......    17,491,009     8,328,423     7,251,475
                                           -----------   -----------   -----------
         Revenues in excess of operating
           expenses ....................   $ 8,829,398   $ 4,794,949   $ 3,773,217
                                           ===========   ===========   ===========

















See accompanying notes to the combined financial statements.

       PRG SURGERY CENTERS (A DIVISION OF PHYSICIANS RESOURCE GROUP, INC.)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
    YEAR ENDED DECEMBER 31, 1999, SIX MONTHS ENDED JUNE 30, 1999 (UNAUDITED)
                 AND SIX MONTHS ENDED JUNE 30, 2000 (UNAUDITED)

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. ORGANIZATION AND NATURE OF OPERATIONS

         PRG Surgery Centers (the "Centers"), a division of Physicians Resource Group, Inc. ("PRG") consists of nine physician practice-based ophthalmology surgery centers in Las Vegas, Nevada (two centers), Dothan, Alabama, Glendale, California, Sarasota, Florida, Ft. Lauderdale, Florida, Coral Gables, Florida, New Orleans, Louisiana and Jackson, Tennessee.

B. BASIS OF PRESENTATION

         On January 31, 2000, PRG entered into an Acquisition Agreement (the "Agreement") with AmSurg Corp. ("AmSurg") for the sale of a majority ownership interest in the net assets of up to eleven ophthalmology surgery centers majority owned by PRG. Of the eleven surgery centers included in the Agreement, majority ownership interests in three have been purchased by AmSurg through wholly-owned subsidiaries. Under separate agreements, AmSurg purchased, through wholly-owned subsidiaries, from PRG majority ownership interests in the net assets of two additional surgery centers. These acquisitions are summarized below.

                                                             OWNERSHIP INTEREST
         LOCATION                   EFFECTIVE DATE           ACQUIRED BY AMSURG
         --------                   --------------           ------------------
         Las Vegas, Nevada          December 24, 1999                65%
         Glendale, California       January 21, 2000                 51%
         Las Vegas, Nevada          May 19, 2000                     51%
         New Orleans, Louisiana     July 1, 2000                     60%
         Dothan, Alabama            August 1, 2000                   55%

         Under the terms of the Agreement, future transactions whereby AmSurg would acquire 51% majority ownership interests in three additional centers located in Sarasota, Florida, Ft. Lauderdale, Florida and Jackson, Tennessee are deemed probable. An additional proposed acquisition of a 51% majority ownership interest in a PRG surgery center in Coral Gables, Florida not specifically identified in but permitted by the Agreement is also deemed probable. The assets and liabilities of the Centers acquired or assumed by AmSurg and the related revenues and operating expenses are excluded from the accompanying financial statements as of the date the Centers were sold to AmSurg.

         Under the terms of the purchase agreements noted above, AmSurg has purchased and may continue to purchase a controlling interest in only certain separately identifiable net assets directly related to the specified surgery centers. In certain instances, the historical financial statements and underlying transactions of PRG include the assets, liabilities and equity and operations of its ophthalmology surgery centers in combination with the associated physician practices, which were also majority owned or managed by PRG. Typically, the PRG surgery center and the physician practice affiliated with the surgery center shared the physical facilities in which they were based as well as certain personnel and other administrative costs. Accordingly, in lieu of a complete statement of financial position and statement of operations, a combined statement of net assets acquired and to be acquired and a statement of revenues and operating expenses of the Centers is presented. Such combined statements reflect only those assets and liabilities acquired or assumed relative to the Centers acquired and to be acquired in the above referenced agreements. Certain other assets and liabilities of the Centers (e.g. income taxes) as well as the impact of corporate level functions performed by PRG such as treasury, finance or legal are not reflected in the accompanying financial statements as they are not part of the purchase agreements. Information on the Centers' operating, investing and financing cash flows is not presented as such information is not available.

         The accompanying financial statements were prepared to comply with the rules and regulations of the Securities and Exchange Commission in lieu of the full financial statements required by Rule 3-05 and are not necessarily indicative of the net assets and revenues and operating expenses of the Centers in the future or what the financial position and results of operations would have been had the Centers been operated as separate, independent entities during the periods presented.

                               PRG SURGERY CENTERS
                NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED

C. REVENUE RECOGNITION

         Revenues consist of amounts billed for the use of the Centers' facilities billed directly to the patient or third-party payer. Revenues are reported at the estimated net realizable amounts from patients, third-party payers and others, including Medicare and Medicaid. Such revenues are recognized as the related services are performed. Contractual adjustments resulting from agreements with various organizations to provide services for amounts which differ from billed charges are recorded as deductions from patient service revenues. Amounts that are subsequently determined to be uncollectible are charged against the allowance for uncollectible accounts.

D. PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost. Depreciation for leasehold improvements is recognized under the straight-line method over the remaining term of the lease plus renewal options. Depreciation for equipment and furniture and fixtures is recognized over useful lives of three to seven years.

E. AMORTIZATION OF INTANGIBLE ASSETS

         The excess of cost over net assets acquired, based on the historical purchase price of PRG's acquisition of its ownership interests in the Centers, is amortized over 25 years.

F. MANAGEMENT ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

G. UNAUDITED INTERIM INFORMATION

         The unaudited interim financial statements include all adjustments, consisting only of normal recurring adjustments, which management considers necessary for a fair presentation of the net assets acquired and to be acquired and the revenues and operating expenses of the Centers. The revenues and operating expenses for the six months ended June 30, 1999 and 2000 are not necessarily indicative of the results that may be expected for a full year.

(2) PROPERTY AND EQUIPMENT

         Property and equipment at December 31, 1999 and June 30, 2000 are as follows:

                                       DECEMBER 31,    JUNE 30,
                                           1999          2000
                                       -----------    -----------
                                                      (UNAUDITED)
Leasehold improvements .............   $   542,667    $   564,667
Medical and office equipment .......     3,721,689      3,531,852
                                       -----------    -----------
         Total cost ................     4,264,356      4,096,519

Accumulated depreciation ...........    (2,922,121)    (2,969,461)
                                       -----------    -----------
         Property and equipment, net   $ 1,342,235    $ 1,127,058
                                       ===========    ===========

                               PRG SURGERY CENTERS
                NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED

(3) LEASES

         The Centers operate under facilities and medical equipment leases that expire between August 2000 and June 2005. Future minimum lease payments at December 31, 1999 are as follows:

             YEAR ENDED
            DECEMBER 31,
            ------------
                 2000 .................................. $  871,857
                 2001 ..................................    828,640
                 2002 ..................................    686,240
                 2003 ..................................    604,511
                 2004 ..................................    394,359
               Thereafter ..............................    142,476
                                                         ----------
                              Total .................... $3,528,083
                                                         ==========

         The Centers incurred rent expense for the year ended December 31, 1999, and the six months ended June 30, 2000 (unaudited) of $754,384 and $459,907, respectively.

                                  AMSURG CORP.
    UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION BASIS OF PRESENTATION

         The unaudited pro forma combined statements of earnings of AmSurg Corp. ("AmSurg") for the year ended December 31, 1999 and six months ended June 30, 2000, are presented to show the effects of the acquisitions and probable acquisitions of the majority interest in the net assets of PRG Surgery Centers (the "Centers"), a division of Physicians Resource Group, Inc. ("PRG") as if they had occurred on January 1, 1999. The unaudited pro forma combined balance sheet reflects the pro forma balance sheet of AmSurg as if the acquired interests in surgery centers occurring subsequent to June 30, 2000, and the acquired assets and assumed liabilities of probable acquisitions had occurred as of June 30, 2000. The pro forma information is based on the historical financial statements of AmSurg and the acquired centers, giving effect to the acquisition under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma consolidated financial information. The allocation of the purchase price is preliminary, but management does not believe it will change materially. The results of operations for the two surgery centers in Las Vegas, Nevada and one in Glendale, California are included in the AmSurg historical results for the six months ended June 30, 2000 from the effective date of their acquisition. Accordingly, their results of operations are not a part of the Centers results of operations subsequent to their acquisition dates.

         The unaudited pro forma financial information does not purport to represent what AmSurg's results of operations would actually have been had the transactions and probable transactions in fact occurred on the dates indicated above, nor to project AmSurg's financial position or results of operations for any future date or period. In the opinion of AmSurg's management, all adjustments necessary for a fair presentation have been made. This unaudited pro forma financial information should be read in conjunction with the accompanying notes and the consolidated financial statements of AmSurg Corp. and the related notes included in AmSurg's 1999 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

                                  AMSURG CORP.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                  JUNE 30, 2000
                      (All amounts expressed in thousands)

                                                                  PRG                       PRO-FORMA
                                                                SURGERY     PRO-FORMA        COMBINED
                                                HISTORICAL      CENTERS    ADJUSTMENTS        TOTALS
                                                ----------      -------    -----------       ---------
Current Assets:
   Cash and cash equivalents ...............     $   9,523      $    --     $     --         $   9,523
   Accounts receivable, net ................        17,462        2,219           --            19,681
   Supplies ................................         2,077          267           --             2,344
   Deferred income taxes ...................           590           --           --               590
   Prepaid and other current assets ........         1,608          105           --             1,713
                                                 ---------      -------     --------         ---------
    Total current assets ...................        31,260        2,591           --            33,851

Long-term receivables and deposits .........         2,036           --           --             2,036
Property and equipment, net ................        27,995        1,127           --            29,122
Intangible assets ..........................        76,577           --       24,858(1)        101,435
                                                 ---------      -------     --------         ---------
    Total assets ...........................     $ 137,868      $ 3,718     $ 24,858         $ 166,444
                                                 =========      =======     ========         =========

Current Liabilities:
   Notes payable ...........................     $   1,238      $    --     $     --         $   1,238
   Current portion of long-term debt .......         1,809           --                          1,809
   Accounts payable ........................         1,915          391           --             2,306
   Accrued salaries and benefits ...........         2,204           63           --             2,267
   Other accrued liabilities ...............         2,594           32           --             2,626
   Current income taxes payable ............           471           --           --               471
                                                 ---------      -------     --------         ---------
     Total current liabilities .............        10,231          486           --            10,717

Long-term debt .............................        34,901           --       26,591(2)         61,492
Deferred income tax ........................         2,670           --           --             2,670
Minority interests .........................        17,358           --        1,499(3)         18,857

Shareholder's equity:
   Common Stock ............................        62,922           --           --            62,922
   Retained earnings .......................         9,786           --           --             9,786
                                                 ---------      -------     --------         ---------
     Total shareholders' equity ............        72,708           --           --            72,708
                                                 ---------      -------     --------         ---------
     Total liabilities and shareholders'
       equity ..............................     $ 137,868      $   486     $ 28,090         $ 166,444
                                                 =========      =======     ========         =========

                                  AMSURG CORP.
               UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
           (All amounts expressed in thousands, except per share data)

                                                                  PRG                       PRO-FORMA
                                                                SURGERY     PRO-FORMA        COMBINED
                                                HISTORICAL      CENTERS    ADJUSTMENTS        TOTALS
                                                ----------      -------    -----------       ---------
Revenues ...................................     $ 101,446      $26,320     $     --         $ 127,766

Operating expenses:
   Salaries and benefits ...................        27,895        5,548          594 (5)        34,037
   Other operating expenses ................        34,268        8,575           --            42,843
   Depreciation and amortization ...........         7,290        3,368         (894)(6)         9,764
   Net gain on sale of assets ..............           (25)          --           --               (25)
                                                 ---------      -------     --------         ---------
       Total operating expenses ............        69,428       17,491         (300)           86,619
                                                 ---------      -------     --------         ---------
       Operating income ....................        32,018        8,829          300            41,147

Minority interest ..........................        19,431           --        5,055 (3)        24,486
Interest expense, net of interest income ...         1,122           --        3,216 (7)         4,338
                                                 ---------      -------     --------         ---------
       Earnings before income taxes ........        11,465        8,829       (7,971)           12,323

Income tax expense .........................         4,414           --          330 (8)         4,744
                                                 ---------      -------     --------         ---------

       Net earnings before cumulative effect
          of an accounting change ..........         7,051        8,829       (8,301)            7,579

Cumulative effect of an accounting change ..          (126)          --           --              (126)
                                                 ---------      -------     --------         ---------
       Net earnings ........................     $   6,925      $ 8,829     $ (8,301)        $   7,453
                                                 =========      =======     ========         =========

Basic earnings per common share:
   Before cumulative effect ................     $    0.49                                   $    0.53
   Net earnings ............................     $    0.48                                   $    0.52

Diluted earnings per common share:
   Before cumulative effect ................     $    0.48                                   $    0.51
   Net earnings ............................     $    0.47                                   $    0.50

Weighted average number of shares and share
  equivalents outstanding:
     Basic .................................        14,429                                      14,429
     Diluted ...............................        14,778                                      14,778

                                  AMSURG CORP.
               UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2000
           (All amounts expressed in thousands, except per share data)

                                                                  PRG                       PRO-FORMA
                                                                SURGERY     PRO-FORMA        COMBINED
                                                HISTORICAL      CENTERS    ADJUSTMENTS        TOTALS
                                                ----------      -------    -----------       ---------
Revenues ...................................     $  66,223      $11,025     $   (188)(4)     $  77,060

Operating expenses:
    Salaries and benefits ..................        18,729        2,029           33 (5)        20,791
    Other operating expenses ...............        21,234        4,040           --            25,274
    Depreciation and amortization ..........         4,617        1,183         (375)(6)         5,425
    Net gain on sale of assets .............            --           --           --                --
                                                 ---------      -------     --------         ---------
       Total operating expenses ............        44,580        7,252         (342)           51,490
                                                 ---------      -------     --------         ---------
       Operating income ....................        21,643        3,773          154            25,570

Minority interest ..........................        13,143           --        2,153 (3)        15,296
Interest expense, net of interest income ...         1,625           --        1,468 (7)         3,093
                                                 ---------      -------     --------         ---------
       Earnings before income taxes ........         6,875        3,773       (3,467)            7,181

Income tax expense .........................         2,647           --          118 (8)         2,765
                                                 ---------      -------     --------         ---------
       Net earnings ........................     $   4,228      $ 3,773     $ (3,585)        $   4,416
                                                 =========      =======     ========         =========

Earnings per common share:
    Basic ..................................     $    0.29                                   $    0.30
    Diluted ................................     $    0.28                                   $    0.30

Weighted average number of shares and share
  equivalents outstanding:
    Basic ..................................        14,559                                      14,559
    Diluted ................................        14,866                                      14,866

                                  AMSURG CORP.
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

         The accompanying pro forma combined balance sheet reflects the pro forma balance sheet of AmSurg as if the acquired interest in surgery centers occurring subsequent to June 30, 2000, and the acquired assets and assumed liabilities of probable acquisitions had occurred as of June 30, 2000. The accompanying pro forma combined statements of earnings reflect the pro forma results of AmSurg as if the acquired surgery centers and probable acquisitions had been acquired on January 1, 1999. The results of operations for the two surgery centers in Las Vegas, Nevada and one in Glendale, California are included in the AmSurg historical results for the six months ended June 30, 2000 from the effective date of their acquisition. Accordingly, their results of operations are not a part of PRG Surgery Centers subsequent to their acquisition dates.

PRO FORMA ADJUSTMENTS

         1. To reflect excess of cost over net assets acquired resulting from acquisitions and probable acquisitions.

         2. To reflect long-term debt used to finance acquisitions and probable acquisitions.

         3. To reflect minority owners' interests in net assets and earnings of operations acquired and to be acquired.

         4. To reflect the elimination of management fee income received by AmSurg from PRG for management services provided by AmSurg on behalf of acquired and to be acquired operations under a management agreement between AmSurg and PRG effective January 1, 2000.

         5. To reflect additional corporate salary costs as a result of an increase in the number of centers owned.

         6. To reflect a reduction in amortization of excess of cost over net assets of purchased operations due to a reduction in the value of excess of cost over net assets of purchased operations, which results from AmSurg's purchase price allocation in place of PRG's historical value of excess of cost over net assets of purchased operations. The purchase price allocation applied by AmSurg is as follows:

                  Fair value of net assets acquired ....................  $ 3,027
                  Excess of cost over net assets of purchased operations   37,312
                                                                          -------
                                 Total purchase price ..................  $40,339
                                                                          =======

         7. To reflect interest expense on acquisition-related borrowings based on AmSurg's incremental borrowing rate of 8% and 9.5% for the periods ended December 31, 1999 and June 30, 2000, respectively.

         8. To record estimated additional federal and state income taxes at a combined statutory rate 38.5% as a result of the incremental increase in earnings before income taxes.

                                  AMSURG CORP.
     NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION, CONTINUED

The following information represents the minimum and maximum ranges in the pro forma financial information, including the above adjustments, which would occur for the possible combinations of probable acquisitions for the periods presented. The minimum end of the range includes those surgery center acquisitions consummated to date and the maximum end of the range includes all surgery centers acquired and considered probable of acquisition:

                                                         JUNE 30, 2000
                                                      -------------------
                                                      MINIMUM     MAXIMUM
                                                      -------     -------
Total current assets ................................ $ 32,251   $ 33,851
Total assets ........................................  153,934    166,445
Long-term debt ......................................   50,224     61,492

                                       YEAR ENDED         SIX MONTHS ENDED
                                   DECEMBER 31, 1999       JUNE 30, 2000
                                 ---------------------   -------------------
                                  MINIMUM     MAXIMUM    MINIMUM    MAXIMUM
                                 ---------   ---------   --------   --------
Revenues .....................   $ 118,173   $ 127,766   $ 72,096   $ 77,060
Net earnings .................   $   7,323   $   7,453   $  4,364   $  4,416
Net earnings per common share:
      Basic ..................   $    0.51   $    0.52   $   0.30   $   0.30
      Diluted ................   $    0.50   $    0.50   $   0.29   $   0.30










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
                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.


                                    AMSURG CORP.



Date:    November 1, 2000           By: /s/  Claire M. Gulmi
                                        ----------------------------------------
                                        CLAIRE M. GULMI

                                        Senior Vice President and Chief
                                        Financial Officer (Principal Financial
                                        and Duly Authorized Officer)








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